UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the recommendation of the Compensation Committee, the Board of Directors of Nord Resources Corporation (the "Corporation") has approved the adoption by the Corporation of a bonus program (the "2010/11 Bonus Program") to provide incentives to key employees to achieve the following milestones, which are recognized by the Board of Directors as being critical to the continued viability of the Corporation as a going concern, namely:

(a) the completion of the recapitalization of the Corporation (the "Recapitalization Milestone"); and

(b) the completion of the construction and start-up, and the placement into operation of, the fifth leach pad ("Leach Pad 5") planned for Johnson Camp Mine (the "Leach Pad 5 Milestone").

Employees eligible to participate in the 2010/11 Bonus Program include, but are not limited to, Randy Davenport and Wayne Morrison (the "Named Executive Officers"), in their respective capacities as the Chief Executive Officer and the Chief Financial Officer of the Corporation.

The 2010/11 Bonus Program, as it relates to the Named Executive Officers, contemplates the following respect to the Recapitalization Milestone and the Leach Pad 5 Milestone:

Recapitalization Milestone
Named Executive Officer	Proposed Bonus	Criteria for Bonus Payment
Randy Davenport	50% of base salary

Receipt by the Corporation of sufficient funding to

  restructure the Corporation's existing debt under the secured term-loan credit facility provided by Nedbank, and under the Copper Hedge Agreement with Nedbank Capital, and

Wayne Morrison	50% of base salary
Leach Pad 5 Milestones
Named Executive Officer	Proposed Bonus	Criteria for Bonus Payment
Randy Davenport	100% of base salary

Completion of the construction and start-up, and the placement into operation of, Leach Pad 5.

Bonuses are to be paid on achieving the following:

  Initiation of leaching of new ore on Leach Pad 5;

  Established production milestones.

Wayne Morrison	60% of base salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: September 1, 2010	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer